EXHIBIT 99.2

Exhibit 99.2 Pro Forma Financial Information

Beneficial Mutual Bancorp, Inc. and FMS Financial Corporation
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and explanatory notes are presented to display the impact of the merger on the companies historical results of operations had the companies been combined as the dates indicated under the purchase method of accounting. This information shows the impact of the common stock offering completed by Beneficial Mutual Bancorp, Inc. (“BMBI”) and the merger of BMBI and FMS Financial Corporation (“FMS”) on BMBI’s respective historical results of operations under the purchase method of accounting with BMBI treated as the acquirer. Under this method of accounting, BMBI records the assets and liabilities of FMS at their estimated fair values as of July 13, 2007, the date the merger was completed.

The unaudited pro forma condensed combined financial information combines the historical financial information of BMBI and FMS for the six months ended June 30, 2007 and for the year ended December 31, 2006. These statements give effect to the stock offering and the merger as if the transactions had been completed at the beginning of each period. As the transactions were completed on July 13, 2007, the effect of the stock offering and the assets and liabilities of FMS are not reflected on BMBI’s consolidated balance sheet at June 30, 2007 so the unaudited pro forma condensed combined information also includes a pro forma balance sheet as of June 30, 2007. Common shares issued and cash consideration paid resulting form the stock offering and merger transactions are described in Note 2, Pro Forma Adjustments.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with the historical consolidated financial statements and the related notes of both BMBI and FMS.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only under one set of assumptions and does not reflect the financial results of the combined company had consideration been given to other assumptions or to the impact of possible revenue enhancements, expense efficiencies, asset dispositions, and other factors.

Unaudited Pro-Forma Condensed Combined Statements of Financial Condition of Beneficial Mutual Bancorp, Inc. and FMS Financial
Corporation showing the effect of the stock offering and merger.

	As of June 30, 2007 (in thousands)
	Historical
	Beneficial
	Mutual	FMS	Offering	Pro forma		Pro Forma
	Bancorp	Financial	Adjustments	Adjustments		Combined

Assets
Cash and cash equivalents	$95,378	$107,154	$-	$(76,634)		$125,898
Investment securities
Available for sale	585,297	136,396	(210,627)	386,872	(2e)	897,938
Held for maturity	120,710	400,434	-	(400,434)		120,710
Federal Home Loan Bank stock	13,717	5,977	-	-		19,694
Net loans	1,615,401	445,719	-	(6,348)		2,054,772
Bank premises and equipment, net	35,500	30,039	-	6,695	(2e)	72,234
Other assets						-
Bank owned life insurance	28,698	-	-	-		28,698
Goodwill	6,679	-	-	105,050	(3)	111,729
Core deposit intangible	-	802	-	22,493	(2d)	23,295
Other amortizing intangible assets	1,785	-	-	-		1,785
Other	77,100	16,056	3,500	(249)		96,407
Total assets	$2,580,265	$1,142,577	$(207,127)	$37,445		$3,553,160

Liabilities
Deposits	$1,612,686	$919,158	$-	$(491	) (2e)	$2,531,353
Borrowed funds	232,746	110,000	-	739	(2e)	343,485
Stock subscription liability	394,104	-	(394,104)	-		-
Other liabilities	58,319	8,658	-	(55	) (2e)	66,922
Subordinated debentures	-	25,774	-	(518	) (2e)	25,256
Total liabilities	$2,297,855	$1,063,590	$(394,104)	$(325)		$2,967,016

Stockholders’ equity
Common stock	$-	$804	$703	$(685	) (2a)	$822
Additional paid-in capital	-	9,104	241,146	109,929	(2a)	360,179
Retained earnings	296,568	83,294	(6,500)	(85,689)		287,673
Accumulated other comprehensive (loss) income	(14,158)	(3,208)	-	3,208		(14,158)
Treasury stock	-	(11,007)	-	11,007		-
Employee stock ownership plan	-	-	(32,248)	-		(32,248)
Restricted stock	-	-	(16,124)	-		(16,124)
Total equity	$282,410	$78,987	$186,977	$37,770		$586,144

Total liabilities and equity	$2,580,265	$1,142,577	$(207,127)	$37,445		$3,553,160

See notes to BMBI and FMS unaudited pro forma condensed combined financial information as of June 30, 2007 and for the six months ended June 30, 2007 and year ended December 31, 2006. Number references are to Notes 1-5 and letters refer to paragraphs within Note 2.

Unaudited Pro-forma condensed combined statements of income of Beneficial Mutual Bancorp, Inc. and FMS Financial Corporation
showing the effect of the offering and merger.

	Six months ended June 30, 2007 (in thousands, except per share data)
	Historical
	Beneficial
	Mutual		Offering	Merger		Pro Forma
	Bancorp	FMS Financial	Adjustments	Adjustments		Combined

INTEREST INCOME
Interest and fees on loans	$51,641	$13,963	$-	$1,383	(2e)	$66,987
Interest on federal funds sold	292	-	-	-		292
Interest and dividends on inv. securities:				-		-
Taxable	11,161	15,826	-	2,701	(2e)	29,688
Tax-exempt	495	44	-	-		539
Total interest income	63,589	29,833	-	4,084		97,506

INTEREST EXPENSE:
Interest on deposits	24,557	9,577	-	405	(2e)	34,539
Interest on borrowed funds	7,119	4,432	-	(124	) (2e)	11,427
Total interest expense	31,676	14,009	-	281		45,966

Net interest income	31,913	15,824	-	3,803		51,540

Provision for loan losses	300	30	-	-		330

Net interest income after provision for loan losses	31,613	15,794	-	3,803		51,210

NON-INTEREST INCOME
Insurance commission income	2,134	-	-	-		2,134
Service charges and other income	2,721	2,910	-	-		5,631
Gain on sale of inv. sec. available for sale	679	-	-	-		679
Total non-interest income	5,534	2,910	-	-		8,444

NON-INTEREST EXPENSE
Salaries and employee benefits	18,390	8,728	3,954	-		31,072
Occupancy and equipment	6,748	3,077	-	-		9,825
Advertising	1,727	235	-	-		1,962
Amortization of intangibles	172	358	-	2,629	(2d)	3,159
Other	6,024	3,638	-	-		9,662
Total non-interest expense	33,061	16,036	3,954	2,629		55,680

INCOME BEFORE INCOME TAXES	4,086	2,668	(3,954)	1,174		3,974

INCOME TAX EXPENSE	425	1,101	(981)	411	(2f)	956

NET INCOME	$3,661	$1,567	$(2,973)	$763		$3,018

Basic earnings per share	$0.08	$0.24	N/A	N/A		$0.04
Diluted earnings per share	$0.08	$0.24	N/A	N/A		$0.04

See notes to BMBI and FMS unaudited pro forma condensed combined financial information as of June 30, 2007 and for the six months ended June 30, 2007 and year ended December 31, 2006. Number references are to Notes 1-5 and letters refer to paragraphs within Note 2.

Unaudited Pro-forma condensed combined statements of income of Beneficial Mutual Bancorp, Inc. and FMS Financial Corporation
showing the effect of the offering and merger.

	Year ended December 31, 2006 (in thousands, except per share data)
	Historical
	Beneficial
	Mutual		Offering	Merger		Pro Forma
	Bancorp	FMS Financial	Adjustments	Adjustments		Combined

INTEREST INCOME
Interest and fees on loans	$104,143	$27,802	$-	$2,578	(2e)	$134,523
Interest on federal funds sold	78	-	-	-		78
Interest and dividends on inv. securities:				-		-
Taxable	22,160	32,814	-	5,124	(2e)	60,098
Tax-exempt	945	377	-	-		1,322
Total interest income	127,326	60,993	-	7,702		196,021

INTEREST EXPENSE:
Interest on deposits	44,619	16,084	-	491	(2e)	61,194
Interest on borrowed funds	18,280	11,330	-	(308	) (2e)	29,302
Total interest expense	62,899	27,414	-	183		90,496

Net interest income	64,427	33,579	-	7,519		105,525

Provision for loan losses	1,575	330	-	-		1,905

Net interest income after provision for loan losses	62,852	33,249	-	7,519		103,620

NON-INTEREST INCOME
Insurance commission income	4,193	-	-	-		4,193
Service charges and other income	5,595	5,961	-	-		11,556
Gain on disposal of fixed assets	71	837	-	-		908
Gain on sale of inv. sec. available for sale	672	365	-	-		1,037
Total non-interest income	10,531	7,163	-	-		17,694

NON-INTEREST EXPENSE
Salaries and employee benefits	34,412	19,027	7,909	-		61,348
Occupancy and equipment	12,835	6,103	-	-		18,938
Advertising	2,049	455	-	-		2,504
Amortization of intangibles	426	716	-	4,875	(2d)	6,017
Other	9,714	5,425	-	-		15,139
Total non-interest expense	59,436	31,726	7,909	4,875		103,946

INCOME BEFORE INCOME TAXES	13,947	8,686	(7,909)	2,644		17,368

INCOME TAX EXPENSE	2,322	3,367	(1,962)	925	(2f)	4,652

NET INCOME	$11,625	$5,319	$(5,947)	$1,719		$12,716

Basic earnings per share	$0.25	$0.82	N/A	N/A		$0.16
Diluted earnings per share	$0.25	$0.81	N/A	N/A		$0.16

See notes to BMBI and FMS unaudited pro forma condensed combined financial information as of June 30, 2007 and for the six months ended June 30, 2007 and year ended December 31, 2006. Number references are to Notes 1-5 and letters refer to paragraphs within Note 2.

Notes to BMBI and FMS Unaudited Pro Forma Condensed Combined Financial Information
as of June 30, 2007 and for the
six months ended June 30, 2007 and year ended December 31, 2006

Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements give effect to the stock offering and the acquisition by BMBI of FMS in a transaction accounted for under the purchase method of accounting. The unaudited pro forma condensed combined statements of financial condition are based on the individual statements of condition of BMBI and FMS as of June 30, 2007. The unaudited pro forma condensed combined statements of operations are based on the individual consolidated statements of operations of BMBI and FMS, and combine the results of the consolidated statements of operations of BMBI and FMS for the year ended December 31, 2006 and the six months ended June 30, 2007, as if the acquisition had occurred at the beginning of the respective periods.

The unaudited pro forma condensed combined financial information set forth herein was prepared for purposes of complying with Regulation S-X of the Securities and Exchange Commission in connection with the filing of the Form 8-K of BMBI relating to the acquisition of FMS, since such acquisition is significant to the financial statements of BMBI.

This information shows the impact of the merger with FMS on the BMBI’s historical results of operations under the purchase method of accounting with BMBI treated as the acquirer. Under this method of accounting, BMBI records the assets and liabilities of FMS at their estimated fair values as of July 13, 2007, the date the merger was completed. Certain amounts, including goodwill, are subject to change. Valuations of certain FMS assets and liabilities were performed with the assistance of independent valuation consultants. Adjustments to the purchase accounting entries may occur during the first year as a result of refinement of the valuations by BMBI.

BMBI expects to realize increased revenue and reduced operating expenses following the merger which are not reflected in this pro forma financial information. No assurance can be given with respect to the ultimate level of such increase in revenue or reduction in operating expenses.

Note 2. Pro Forma Adjustments
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007 and for the year ended December 31, 2006 were prepared assuming the merger was completed at the beginning of the respective periods. The following purchase accounting adjustments are reflected in the pro forma condensed combined financial statements.

(a)
The stock offering included the sale of 23,606,625 common shares in the subscription offering, the contribution of 950,000 shares to the charitable foundation, the issuance of 45,792,775 shares to Beneficial Savings Bank MHC, and the establishment of a leveraged employee stock ownership plan ("ESOP") that purchased 3.92% of total shares outstanding and the equity incentive plan that plans to purchase 1.96% and issue stock options equal to 4.90% of total shares outstanding. Net proceeds of the offering totaled $232.3 million and, after the entries to reflect the stock benefit plans and the net expense of funding the foundation, total stockholders’ equity increased by $187.0 million.

(b)
The acquisition of FMS included the issuance of 11,915,200 common shares and the payment of $64.2 million of cash merger consideration to shareholders of FMS. The acquisition was accounted for using the purchase method of accounting.

(c)
The pro forma earnings per share utilized 82,264,600 total shares issued by the company in its minority stock offering adjusted for net ESOP shares reserved (3,063,533) for a pro forma average shares outstanding of 79,201,067 shares for the six months ended June 30, 2007 and the year ended December 31, 2006.

(d)
Purchase accounting adjustments on the income statement include a $2.6 million increase in intangible asset amortization for the six months ended June 30, 2007 and a $4.9 million increase for the year ended December 31, 2006 related to a $22.5 million increase in the core deposit intangibles. The remaining amount will be amortized over the life of the related deposit base intangible.

(e)
The assets and liabilities of FMS were recorded on the balance sheet at estimated fair value as of July 13, 2007. The fair value adjustments will be amortized or accreted into net income over the remaining life of the underlying asset or liability to which the fair value adjustment relates. For the six months ended June 30, 2007, the amounts would have been as follows: loans $1.4 million, securities $2.7 million, deposits $0.4 million, borrowings including trust preferred securities $0.1 million. For the year ended December 31, 2006, the amounts would have been as follows: loans $2.6 million, securities $5.1 million, deposits $0.5 million, borrowings including trust preferred securities $0.3 million. The fair value adjustment on the acquired Bank premises and equipment is attributable primarily to an increase value of land, which is not subject to depreciation, so there has been no adjustment applied to historic depreciation expense.

(f)	Adjustments to record the tax effects of the pro forma adjustments using a 35% tax rate.

Note 3. Purchase Price and Goodwill
The unaudited pro forma condensed financial information reflects $64.2 million of cash including fractional shares and 11,915,200 shares of BMBI common stock with an aggregate value at issuance of $119.2 million. Total cash and stock consideration amounts totaled $183.3 million. The issuance of BMBI shares was valued at $10.00, equal to the offering price of the common shares sold in the offering. In addition, BMBI recorded $5.7 million in net acquisition costs related to the merger bringing the total purchase price and acquisition costs to $189.0 million.

The computation and allocation of the purchase price used in the pro forma financial statements are as follows:

(In thousands, except per share amounts)

Purchase price
Number of shares of BMBI common stock issued in the merger	11,915,200
Issuance price per share	$10.00
Stock consideration	119,152
Cash consideration including fractional shares	64,163
Total stock and cash consideration	183,315
Direct costs of acquisition (net of tax of $3,075)	5,711
Total purchase price and acquisition costs	$189,026

Allocation of purchase price
Net assets acquired	$78,987
Fair value adjustments:
Loans	(6,348)
Investment securities	(13,562)
Deposits	491
Fixed assets	6,695
Borrowings	(221)
Accruals at closing and adjustments to other assets	(1,927)
Adjustments to other liabilities	55
Increase in core deposit intangible asset	22,493
Tax impact of purchase accounting adjustments	(2,687)
Estimated goodwill resulting from the merger	105,050
Total purchase price and acquisition costs	$189,026

Note 4. Merger Related Integration Charges
In connection with the merger, FMS operations have been integrated with BMBI. Total remaining costs for this integration process, which are not included in the pro forma presentation, have been currently estimated at $4.2 million on a pre-tax basis, of which $3.7 million remains to be expensed as of June 30, 2007.

Note 5. Estimated Annual Cost Savings
Management currently estimates annual cost savings of approximately $2.1 million of the combined expense base. These cost savings are not included in the pro forma presentation. This estimate amount may not be indicative of the actual amount or nature of the cost savings the combined company will actually achieve. The estimate does not include the impact of possible revenue opportunities.